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THE LOEWEN GROUP INC.                                                 Exhibit 11

COMPUTATION OF PER SHARE EARNINGS
EXPRESSED IN THOUSANDS OF U.S. DOLLARS PER SHARE AMOUNTS
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                                                                    Three months ended
                                                                         March 31,
                                                                   --------------------
                                                                     1997        1996
                                                                   --------    --------
BASIC
  Net earnings                                                     $ 21,271    $ 17,223
  Undeclared cumulative preferred share dividends                         -       1,974
                                                                   --------    --------
  Net earnings available to Common shareholders                    $ 21,271    $ 15,249

  Weighted average share; outstanding                                59,102      50,203

  Basic earnings per share                                         $   0.36    $   0.30

FULLY DILUTED
  Net earnings available to Common Shareholders                    $ 21,271    $ 15,249
  Add: imputed earnings from dilutive options, net of tax effect      1,576         207
                                                                   --------    --------
  Fully diluted net earnings                                       $ 22,847    $ 15,456
                                                                   --------    --------
                                                                   --------    --------

  Weighted average shares outstanding                                59,102      50,203
  Shares issuable upon assumed conversion of dilutive options         4,887       1,044
                                                                   --------    --------
  Fully diluted shares                                               63,989      51,247
                                                                   --------    --------
                                                                   --------    --------
  Fully diluted earnings per share                                 $   0.36    $   0.30
                                                                   --------    --------
                                                                   --------    --------
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